INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of ___________, 2005 by and between ECHO HEALTHCARE ACQUISITION CORP., a Delaware corporation (the “Company”) and Corporate Stock Transfer, Inc. a Colorado corporation (the “Trustee”).

WHEREAS, the Company’s Registration Statement on Form S-1, File No. _______________ (the “Registration Statement”), for its initial public offering (the “IPO”) of securities (the “Units”), has been declared effective as of the date hereof by the United States Securities and Exchange Commission (the “Effective Date”); and

WHEREAS, Roth Capital Partners, LLC (“Roth Capital”) is acting as the representative of the underwriters in the IPO; and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Certificate of Incorporation, $67,500,000 of the gross proceeds of the IPO ($77,625,000 if the underwriters over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company’s common stock, par value $.0001 per share, issued in the IPO as hereinafter provided and in the event the Units are registered in Colorado, pursuant to Section 11-51-302(6) of the Colorado Securities Act. A copy of the Colorado Securities Act is attached hereto and made a part hereof (the foregoing amount to be delivered to the Trustee will be referred to herein as the “Property” the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a)        Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, including the terms of Section 11-51-302(6) of the Colorado Securities Act with regard to public stockholders in Colorado, in a segregated trust account (“Trust Account”) established by the Trustee at a branch of Northern Trust Corporation selected by the Trustee;

(b)        Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)        In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in any “Government Security.” As used herein, Government Security means any Treasury Bill issued by the United States, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940;

(d)        Collect and receive, when due, all principal and income arising from the Property, which upon the occurrence of such an event shall become part of the “Property,” as such term is used herein;

(e)        Promptly notify the Company of all communications received by it with respect to any Property requiring action by the Company;

(f)         Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account;

(g)        Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h)        Render to the Company and to Roth Capital, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i)         Commence liquidation of the Trust Account only after receipt of and only in accordance with the terms of a letter (the “Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer or President, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein. Except as set forth in Section 1(j) below, the Trustee understands and agrees that disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced herein. In all cases, the Trustee shall provide Roth Capital with a copy of any Termination Letters and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives same; and

(j)         Notwithstanding anything to the contrary, to the extent interest accrues on the Trust Account or the Company is otherwise deemed to have earned income with respect thereto, the Trustee shall permit disbursements from the Trust Account in such amounts as are necessary for the Company to pay income or other taxes in connection therewith. The Trustee shall authorize such disbursements only upon the receipt of a written request from the Company for the disbursement of such funds and any accompanying accounting thereof. In all such cases, the Trustee shall promptly provide Roth Capital with a copy of any disbursement requests or other correspondence it received with respect to any proposed withdrawal from the Trust Account.

2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a)        Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer or President. In addition, except with respect to its duties under paragraph 1(i) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions; provided that the Company shall promptly confirm such instructions in writing;

(b)        Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company. The Company may participate in such action with its own counsel; and

(c)        Pay the Trustee an initial acceptance fee of $_______ and an annual fee of $__________ (it being expressly understood that the Property shall not be used to pay such fee). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in paragraph 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee or be subject to any setoff or claim by the Trustee, under such paragraph or under any other section of this Agreement).

3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)        Take any action with respect to the Property, other than as directed in paragraph 1 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b)        Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)        Change the investment of any Property, other than in compliance with paragraph 1(c);

(d)       Refund any depreciation in principal of any Property;

(e)        Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)         The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)        Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; and

(h)        Pay any taxes on behalf of the Trust Account (except as in accordance with Section 1(j) hereunder, it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account).

4.	Termination. This Agreement shall terminate as follows:

(a)        If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, during which time the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with a court mutually acceptable to the Company and the Trustee, and upon such deposit, the Trustee shall be immune from any liability whatsoever;

(b)        At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Paragraph 2(b); or

(c)        On such date after _________, 2007, which such date shall be extended to _____________, 2007 if the Company enters into a letter of intent or a definitive agreement regarding a prospective Business Combination prior to __________, 2007, when the Trustee deposits the Property with a court mutually acceptable to the Company and the Trustee in the event that, prior to such date, the Trustee has not received a Termination Letter from the Company pursuant to paragraph 1(i).

5.	Miscellaneous.

(a)        The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on Exhibit C attached hereto. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number; provided it has accurately transmitted the numbers provided.

(b)        This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which may be delivered by facsimile transmission and each of which shall constitute an original, and together shall constitute but one instrument.

(c)        This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of Roth Capital, who, along with the other underwriters of the IPO, the parties specifically agree, are and shall be a third-party beneficiary for purposes of this Agreement. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d)        The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State of Delaware for purposes of resolving any disputes hereunder. The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

(e)        Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Corporate Stock Transfer, Inc.

320 Cherry Creek Drive South

Suite 430

Denver, Colorado 80209

Attn:	Carolyn Bell

if to the Company, to:

Echo Healthcare Acquisition Corp.

8000 Towers Crescent Drive, Suite 1300

Vienna, Virginia 22182

Attention: Joel Kanter

Facsimile:

in either case with a copy to:

Roth Capital Partners, LLC

24 Corporate Place Drive

Newport Beach, California 92660

Attn: Christopher Jennings

(f)         This Agreement may not be assigned by the Trustee without the prior consent of the Company.

(g)        Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

ECHO HEALTHCARE ACQUISITION CORP.

By:
_______________________________ Name:
Title:

CORPORATE STOCK TRANSFER, INC.

By:
_______________________________ Name:
Title:

Investment Management Agreement	Execution Page

EXHIBIT A

[LETTERHEAD OF COMPANY]

[INSERT DATE]

[Corporate Stock Transfer, Inc. Address]

Re:	Trust Account No. _______________ Termination Letter

Ladies and Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Echo Healthcare Acquisition Corp. (the “Company”) and _______________ (the “Trustee”), dated as of ________, 2005 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with __________________ (“Target Business”) to consummate a business combination with Target Business (a “Business Combination”) on or about [INSERT DATE]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”).

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, and (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds

Investment Management Agreement	Exhibit A

held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

ECHO HEALTHCARE ACQUISITION CORP.

By: ________________________________
Name:
Title:

Investment Management Agreement	Exhibit A

EXHIBIT B

[LETTERHEAD OF COMPANY]

[INSERT DATE]

[Corporate Stock Transfer, Inc. Address]

Re:	Trust Account No. _______________ Termination Letter

Ladies and Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Echo Healthcare Acquisition Corp. (“Company”) and __________________ (“Trustee”), dated as of __________, 2005 (“Trust Agreement”), this is to advise you that the Board of Directors of the Company has voted to dissolve and liquidate the Trust Account. Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account. You will notify the Company and Northern Trust (“Designated Paying Agent”) in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”). The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with the Company’s instructions. You shall have no obligation to oversee the Designated Paying Agent’s distribution of the funds. Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Trust Agreement shall be terminated.

Very truly yours,

ECHO HEALTHCARE ACQUISITION CORP.

By: ________________________________
Name:
Title:

Investment Management Agreement	Exhibit B

EXHIBIT C

INDIVIDUALS AUTHORIZED

FOR TELEPHONE CALL BACK TELEPHONE NUMBER(S)

COMPANY:

Echo Healthcare Acquisition Corp.

8000 Towers Crescent Drive, Suite 1300

Vienna, Virginia 22182

Attention: Joel Kanter

TRUSTEE:

Corporate Stock Transfer, Inc.

320 Cherry Creek Drive South

Suite 430

Denver, Colorado 80209

Attn: Carolyn Bell

Investment Management Agreement	Exhibit C